UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)

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ASSOCIATED ESTATES REALTY CORPORATION
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NEWS RELEASE
For Immediate Release
Release Date: March 9, 2015

Associated Estates Announces Nomination of New Independent Director

John S. Gates, Jr., Accomplished Real Estate Industry Veteran,
to Stand for Election at 2015 Annual Meeting of Shareholders

Gates is the Third Independent, Highly Accomplished REIT Executive to Join the Associated Estates Slate
Since December 2014

Company Highlights Repeated Efforts to Reach a Settlement Agreement
with Land and Buildings to Avoid the Expense and Distraction of a Proxy Contest

CLEVELAND, March 9, 2015 – Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) today announced that John S. Gates, Jr. will stand for election to the Company’s Board of Directors at the Company’s 2015 Annual Meeting of Shareholders.

Mr. Gates, Co-Founder and former Co-Chairman and Chief Executive Officer of CenterPoint Properties Trust, is a proven REIT executive with more than 30 years of relevant experience. He has a demonstrated track record of success in real estate development, financing, investment, strategic planning, mergers and acquisitions, and public company management. Like Douglas Crocker II and Jon A. Fosheim, both of whom recently joined the Associated Estates Board, Mr. Gates is highly regarded in the industry and is known to be a thoughtful and independent-minded director.

As previously announced, Associated Estates intends to seek shareholder approval at the upcoming Annual Meeting to expand the Board of Directors from seven to eight directors. With the election of Mr. Gates and shareholder approval to expand the Board, the Board will comprise eight highly qualified and experienced directors, seven of whom are independent, four of whom have joined the Board since 2012. In addition to Mr. Gates, the Company's slate of director nominees will include incumbent directors Douglas Crocker II, Jon A. Fosheim, Jeffrey I. Friedman, Michael E. Gibbons, James J. Sanfilippo, James A. Schoff and Richard T. Schwarz.

Mr. Gates commented, “I am delighted to join the Associated Estates slate of director nominees. I look forward to working with the Board and management team to continue building on the Company’s significant recent progress and lengthy record of shareholder value creation.”

Jeffrey I. Friedman, Chairman and Chief Executive Officer, said, "We are thrilled to welcome John, another accomplished industry veteran, to our slate of nominees. His extensive industry experience and business knowledge will be great assets to our Board. We are confident his widely recognized capabilities and valuable perspectives will help us advance our strategic plans and our objective of further increasing value for all Associated Estates shareholders.”

“When we announced Doug Crocker’s appointment to our Board this past December, we committed to having two additional, highly respected independent directors join our Board in 2015; we have now delivered on that commitment,” continued Mr. Friedman. “Although we have repeatedly proposed settlements under which one or more of Land and Building’s proposed director nominees would join the Associated Estates Board, Land and Buildings has rejected each such proposal.”

With the goal of achieving a mutually agreeable resolution that avoids the cost and distraction of a proxy contest, Associated Estates has held numerous discussions and in-person meetings with Land and Buildings over the past several months. Unfortunately, Land and Buildings and its nominees have rejected each of the Company’s proposed settlements.

•
On September 9, 2014, following Land and Buildings’ disclosure of ownership of approximately 1.2% of the Company’s outstanding shares, Jeffrey I. Friedman, Lou Fatica and Jeremy Goldberg of the Company met with Jonathan Litt of Land and Buildings in New York City. The purpose of the meeting was to be responsive to Land and Buildings’ request for a meeting to discuss the possibility of the Company’s sale and strategic alternatives, and to listen to Mr. Litt’s input as a shareholder of the Company.

•
On December 10, 2014, Jeffrey I. Friedman, Lead Independent Director Richard Schwarz and Director James Schoff met with Jonathan Litt of Land and Buildings in New York City. The purpose of the meeting was to listen to Land and Buildings’ demands in the hope the parties could reach an amicable settlement that would advance the best interests of the Company and all of its shareholders, while avoiding the cost and distraction of a proxy contest. The Company offered to have two of Land and Buildings’ proposed director nominees join the Company's Board, replacing two of the Company’s incumbent directors. Land and Buildings rejected this proposal. Nevertheless, Messrs. Friedman, Schwarz and Schoff requested that Mr. Litt make the Land and Buildings director nominees available to meet with the Company’s Nominating and Corporate Governance Committee, and potentially serve as nominees on the Company slate of directors for the 2015 Annual Meeting. Mr. Litt denied the request.

•
On December 19, 2014, Jeffrey I. Friedman, with the knowledge and consent of Land and Buildings, traveled to Denver, Colorado to meet with R. Scot Sellers, one of the director candidates Land and Buildings intends to nominate at the Company’s 2015 Annual Meeting. The purpose of the meeting was to inquire as to Mr. Sellers’ willingness to immediately join the Company’s Board of Directors. Mr. Sellers indicated he was not willing to consider joining the Board of Directors at that time.

•
On February 8, 2015, Jeffrey I. Friedman and Lou Fatica met with Jonathan Litt of Land and Buildings in Cleveland, Ohio. The purpose of the meeting was to listen to Land and Buildings’ demands in the hope the parties could reach an amicable settlement that would advance the best interests of the Company and all shareholders, while avoiding the cost and distraction of a proxy contest. The parties were unable to reach a settlement agreement.

•
On February 11, 2015, the Board of Directors sent a private letter to Land and Buildings, which proposed expanding the Company’s Board of Directors to nine directors and including two of Land and Buildings’ nominees on the nine member Board of Directors. By letter dated February 13, 2015, Land and Buildings rejected the Company’s February 11 proposed settlement without offering a counter-proposal.

•
On March 3, 2015, Mr. Friedman disclosed to Jonathan Litt of Land and Buildings that another highly qualified independent director candidate, John S. Gates, Jr. had agreed to join the Company’s slate of nominees to stand for election to the Board of Directors at the 2015 Annual Meeting. In furtherance of the Company’s goal of achieving an amicable settlement with Land and Buildings, Mr. Friedman proposed several settlement alternatives involving Land and Buildings’ proposed nominees the Company would be willing to accept prior to announcing Mr. Gates as a director nominee. Mr. Litt did not accept any of the proposals.

Notwithstanding Land and Building’s apparent intransigence, the Company will continue to engage constructively with Land and Buildings in the hope of reaching a mutual agreement that benefits all Associated Estates shareholders.

About John S. Gates, Jr.
John S. Gates, Jr. is Chairman and Chief Executive Officer of PortaeCo, LLC, a private investment company. In addition, he serves on the Boards of several for profit and not-for-profit institutions, including: Chairman of the Nominating and Corporate Governance Committee for DCT Industrial Trust (NYSE: DCT); Davis Funds, Miami Corporation; Chair of the Public Policy Committee, Member of the Executive Committee, Investment Committee and Committee on Directors and Governance at Lurie Children’s Hospital; Trinity College; Former Chairman of the Board and member of the Executive Committee at Metropolitan Planning Council; and University of Chicago, Harris School of Public Policy.
In 1984, Mr. Gates co-founded CenterPoint Properties Trust and served as Co-Chairman and Chief Executive Officer for the next 22 years. During that period, CenterPoint became the nation’s first publicly traded Industrial Real Estate Investment Trust (NYSE: CNT) as well as the largest private property owner/developer in the Metropolitan Chicago Region. In 2006, the Company was acquired by the California Public Employees Retirement System (CALPERS) for approximately $3.5 billion.
From 2010 to 2014, Mr. Gates was Chairman of the Board of the Regional Transportation Authority (RTA), which oversees all rail, bus, subway, elevated and other forms of public transit in the six county metropolitan Chicago Region. RTA owns, controls funding and integrates the Chicago Transit Authority (CTA), Metra (Commuter Rail) and Pace (Suburban Bus).
He began his career as an Assistant to Governor James R. Thompson of Illinois. In 1979, he joined CB/Richard Ellis, and in 1981, co-founded the Chicago office of Jones Lang Wootton (now Jones Lang LaSalle), a global commercial property investment firm.
Mr. Gates’ previous Board experience includes: Chairman of the Board and Chairman of Finance Committee at Metropolitan Pier and Exhibition Authority; National Association of Real Estate Investment Trusts (NAREIT); Co-Chairman of the Alliance to Protect the Illinois Constitution (APIC); Chicago LEADS; Chicago International Charter Schools; University of Wisconsin Center for Urban Land Economics; and Chicago Dock and Canal Trust (NASDAQ: DOCKS).
In addition, Mr. Gates has received numerous awards including the 2010 Lifetime Achievement Award from the Urban Land Institute and the 2005 Lifetime Award for Excellence from the NAIOP. He was named “Outstanding REIT CEO” for the six consecutive years prior to the sale of CenterPoint by Realty Stock Review in their annual survey of institutional investors.
Mr. Gates is an active member of the Commercial Club of Chicago, Economics Club of Chicago, World President’s Organization and the Urban Land Institute.
He graduated from Groton School in 1972 and from Trinity College in 1976 with a BSc in Economics and Philosophy.

If you have questions or need assistance voting your shares please contact: 105 Madison Avenue New York, New York 10016 AEC@mackenziepartners.com Call Collect: (212) 929-5500 or Toll-Free (800) 322-2885

About Associated Estates
Associated Estates is a real estate investment trust and a member of the SandP 600, Russell 2000, and MSCI US REIT Indices. The Company is headquartered in Richmond Heights, Ohio. Associated Estates' portfolio consists of 57 apartment communities containing 15,206 units located in 10 states, which include two committed acquisitions with 681 units that are being managed during lease-up and five apartment communities with 1,446 units in various stages of active development. For more information about the Company, please visit its website at AssociatedEstates.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on certain assumptions, as well as current expectations, estimates, projections, judgments and knowledge of management, all of which are subject to risks, trends and uncertainties that could cause actual results to vary from those projected. Factors which may cause the Company's actual results or performance to differ materially from those contemplated by forward-looking statements include, without limitation, those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and in other filings with the U.S. Securities and Exchange Commission (the "SEC"), and the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units, single family units available for rental or purchase, and changes in market rental rates; the failure of development projects or redevelopment activities to achieve expected results due to, among other causes, construction and contracting risks, unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; losses resulting from property damage or personal injury that are not insured; results of litigation involving the Company; the cost, disruption and diversion of management’s attention associated with campaigns commenced by activist investors seeking to influence the Company to take particular actions favored by the activist or gain representation on the Company’s Board of Directors; information security breaches and other disruptions that could compromise our information and expose us to business interruption, increased costs, liability and reputational damage; and risks associated with property acquisitions and dispositions, such as failure to achieve expected results. In regard to the business review the Company is undertaking, there will be no updates until the review is complete and there is no set timeframe for completion. Readers should carefully review the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and the other documents the Company files from time to time with the SEC. These forward-looking statements reflect management's judgment as of this date, and the Company assumes no obligation to revise or update them to reflect future developments or circumstances.

Important Additional Information
Associated Estates, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Associated Estates shareholders in connection with the matters to be considered at Associated Estates' 2015 Annual Meeting. Associated Estates intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from Associated Estates shareholders. ASSOCIATED ESTATES SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Associated Estates' directors and executive officers in Associated Estates shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Associated Estates' 2015 Annual Meeting. Information can also be found in Associated Estates' Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 18, 2015. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Associated Estates with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at Associated Estates' website at www.associatedestates.com or by contacting Jeremy Goldberg, Vice President of Corporate Finance and Investor Relations at (216) 797-8715.

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For more information, please contact:

Company Contact Jeremy Goldberg (216) 797-8715	Investor Contact Dan Burch and Bob Marese MacKenzie Partners (212) 929-5500	Media Contact Andrew Siegel and Jonathan Keehner Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449